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                                                                    Exhibit 10.3

[GRAPHIC]                                                              [GRAPHIC]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A DOUBLE ASTERISK (**). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                       MANUFACTURING & MARKETING AGREEMENT

     This Manufacturing & Marketing Agreement, ("Agreement"), is made and entered into as of May 8, 2003 ("Effective Date"), by and between Chatsworth Products, Inc., a Delaware corporation, having its principal office at 31425 Agoura Road, Westlake Village, CA 91361 ("CPI"), and American Access Technologies, Inc., a Florida corporation, having its principal place of business at 6670 Springlake Road, Keystone Heights, FL 32656, and its Affiliates (collectively "AATK") (each a "Party" and collectively the "Parties").

                                    RECITALS

     A. CPI is engaged in the business of manufacturing and marketing products used in communication and information technology systems worldwide;

     B. AATK designs and manufactures zone cabling enclosures, wireless enclosures, and other structured cabling apparatus;

     C. CPI desires to purchase exclusively from AATK and AATK desires to sell exclusively to CPI zone cabling enclosures, wireless enclosures, and other structured cabling apparatus for marketing under and bearing the trademarks, logos, and brand names of AATK and CPI pursuant to the terms and conditions of this Agreement;

     D. AATK desires that CPI manufacture zone cabling enclosures, wireless enclosures, and other structured cabling apparatus under the terms and conditions of this Agreement.

     E. AATK and CPI desire this Agreement to be entered into as one of the conditions precedent of a Stock Purchase and Sale Agreement executed by the Parties;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and obligations contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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                                    ARTICLE 1

                                   DEFINITIONS

     1.1. Affiliate. The term "Affiliate(s)" means any corporation or business entity that, directly or indirectly controls, is controlled by, or is under common control of a party at any time during the Term. The term "control" means, in the case of a corporation, ownership, directly or indirectly, of fifty percent (50%) or more of the votes for the election of directors, or in the case of a non-stock company, the legal power to direct or cause the direction of the general management and policies of such company. A corporation or business entity shall be deemed an Affiliate hereunder only during the term of the requisite control.

     1.2. Code. The term "Code" means the California Commercial Code.

     1.3. Components. The term "Components" means parts and materials approved in advance as set forth in Specifications by CPI for use in assembly and manufacturing of Products by AATK.

     1.4. Confidential Information. The term "Confidential Information" means any confidential information of a Party relating to any designs, know-how, inventions, technical data, ideas, uses, processes, methods, formulae, compositions, compounds, research and development activities, work in process, or any scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to the disclosing Party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form (which is marked confidential or acknowledged as being confidential prior to disclosure). If the Confidential Information is disclosed orally or visually, it shall be identified as such at the time of disclosure and confirmed in writing by the disclosing Party within thirty (30) days of disclosure. Confidential Information shall also include any other information in oral, written, graphic or electronic form, which given the circumstances surrounding such disclosure would be considered confidential.

     1.5. Dead On Arrival. The term "Dead On Arrival" means a Product that is non-operational, contains material defects, or does not operate according to the Specifications upon delivery from AATK to CPI or to CPI's customer in the case of a drop ship by AATK. Such definition does not include damage occurring in transit as a result of mishandling by an authorized freight carrier.

     1.6. Distributor Net Price. The term "Distributor Net Price" means a dollar amount for each Product mutually agreed in writing by the Parties as the net price basis for Profit Sharing calculations under Section 3.5.

     1.7. ECCNs. The term "ECCNs" is defined in Section 8.5.2.

     1.8. Forecast. The term "Forecast' is defined in Section 3.2.

     1.9. Insignia. The term "Insignia" means trademarks, trade names, logos, symbols, badges, labels, decorative designs, packaging designs or similar trade dress.

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     1.10. Intellectual Property Rights. The term "Intellectual Property Rights"
means all United States and worldwide trademarks, service marks, trade dress, logos, copyrights, rights of authorship, inventions, patents, rights of inventorship, moral rights, rights of publicity and privacy, trade secrets, rights under unfair competition and unfair trade practices laws, and all other intellectual and industrial property rights related thereto.

     1.11. MSDS. The term "MSDS" is defined in Section 8.3.

     1.12. Purchase Order. The term "Purchase Order" means an order for Products which shall specify at least the following: (i) Product quantity; (ii) Specifications; (iii) delivery date; (iv) price either as (a) price per finished Product, as set forth on Exhibit B or (b) price per Product as mutually agreed in writing by the Parties under Section 3.5, and (v) other order terms and conditions as determined by CPI. Purchase Orders may additionally identify drop shipment destination, specific Product configuration, and other matters specific to each separate sale by CPI to a customer.

     1.13. Product(s). The term "Product(s)" means those zone cabling enclosures, wireless enclosures, and other structured cabling apparatus set forth on Exhibit A, attached hereto and incorporated herein, as may be amended by mutual agreement of the Parties from time to time, to be manufactured by AATK or CPI (as the case may be) pursuant to Purchase Orders issued from time to time under this Agreement.

     1.14. RMA. The term "RMA" is defined in Section 10.3.

     1.15. Specifications. The term "Specifications" means that portion of each Purchase Order that provides objective, physical specifications for work to be performed either by incorporation or by reference. Specifications shall also set forth the CPI approved Component vendors, if any. If so specified, AATK shall purchase Components only from CPI approved Component vendors and assemble them into Products according to such Specifications.

     1.16. Standard Manufacturing Cost. The term "Standard Manufacturing Cost" means a dollar amount for each Product mutually agreed in writing by the Parties as the cost basis for Profit Sharing calculations under Section 3.5.

     1.17. Term. The term "Term" is defined in Section 12.1.

     1.18. Territory. The term "Territory" means the entire world.

     1.19. Warranty Period. The term "Warranty Period" is defined in Section
10.1.

                                    ARTICLE 2

                                 LICENSE RIGHTS

     2.1. Exclusive Rights in Territory. AATK hereby appoints CPI, for the Term, as the sole and exclusive reseller in the Territory for all Products and grants to CPI and its Affiliates, during the Term of and subject to the terms and conditions of this Agreement, an exclusive, personal, terminable, indivisible right in the Territory (i) to purchase and use the Products, and

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(ii) to market, distribute, service, test, maintain, sell and resell the
Products under the trademarks, logos, and brand names of AATK and CPI.

     2.2. Restrictions. During the Term, AATK shall not distribute or sell any Products in the Territory to any party other than CPI or CPI's Affiliates.

     2.3. Manufacturing Rights. On the occurrence of: (i) the mutual agreement of both Parties for CPI to manufacture the Products as more fully provided in
Article 6; or (ii) AATK failure to perform as described under Sections 3.1.3 or 4.1; or (iii) termination under Sections 12.2.1 or 12.2.3; or (iv) the sale of AATK (including but not limited to substantially all of the outstanding stock or assets of AATK) to, or merger with, a business entity which in CPI's sole determination is a competitor to CPI, the Parties shall enter into a further written agreement memorializing the terms under which CPI shall be entitled to manufacture the Products.

                                    ARTICLE 3

                              PURCHASE OF PRODUCTS

     3.1. Purchase Order.

          3.1.1. This Agreement applies to all Purchase Orders that CPI, and/or any of its current or future Affiliates, may place with AATK for the purchase of Products. The terms and conditions of this Agreement including those presented in all exhibits hereto shall apply to any Purchase Order, regardless of whether this Agreement or its terms and conditions are expressly referenced in that Purchase Order. No inconsistent or additional term or condition in any Purchase Order or any acknowledgment or sale document from AATK shall be applicable to orders for Products placed by CPI during the Term, unless expressly agreed to by the Parties in writing.

          3.1.2. AATK shall be deemed to have accepted any Purchase Order issued pursuant to this Agreement upon the occurrence of the earliest of: (a) expiration of two (2) business days from the date of issuance of the order; (b) AATK's written acceptance of the order; (c) shipment of the ordered Product; or
(d) submission of AATK's first invoice for the ordered Product.

          3.1.3. If AATK notifies CPI that it is rejecting or otherwise unable to perform under a Purchase Order pursuant to this Agreement, then CPI shall at it's sole discretion have the right to: (a) cancel the Purchase Order without cancellation charges; or (b) manufacture the applicable quantity of Products for which under such Purchase Order AATK has notified CPI it is rejecting or otherwise unable to perform.

     3.2. Forecasts.

          3.2.1. Upon request by AATK or as deemed necessary by CPI, CPI will provide AATK with a three (3) month rolling forecast ("Forecast") estimating its monthly requirements for purchases of Products for the subsequent three (3) calendar months.

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          3.2.2. The Forecast is provided solely to assist AATK in ensuring that it has adequate parts and supplies to meet Purchase Orders that may be issued by CPI. Notwithstanding anything else to the contrary, CPI will not be obligated to purchase any amounts of Products set forth in each Forecast.

          3.2.3. Unless AATK notifies CPI in writing within five (5) business days after receipt of a Forecast that it will not be able to supply the amount of Products specified in the Forecast, AATK shall be obligated to provide the quantity of Products consistent with the Forecast upon receipt of CPI's Purchase Orders, and will be deemed to have warranted that it has the manufacturing capacity to supply the Products in accordance with the Forecast. AATK shall maintain sufficient inventory as may be necessary to supply Products consistent with the Forecast and any cost or expense of such inventory shall be borne solely by AATK.

     3.3. Changes.

          3.3.1. AATK's Request. AATK will not make any change to the Product, including any Component, material or process used in manufacturing such Product, without obtaining CPI's prior written consent. AATK's request will include any cost, schedule or other impact of such change. If CPI requests, AATK will also provide sample units of the modified Product for CPI's evaluation. CPI will approve or disapprove AATK's request within thirty (30) days after receipt.

          3.3.2. CPI's Request. Should CPI desire modifications in the design of a Product, CPI will submit a written Engineering Change Request ("ECR") to AATK. Within one (1) week after AATK's receipt of the ECR, AATK will advise CPI of any cost, schedule or other impact of such change, and will not implement any such change unless and until CPI has approved such impact in writing.

          3.3.3. Emergency Changes. If CPI submits an emergency ECR clearly identified as such, AATK will implement such ECR as soon as possible, provided that AATK has advised CPI of and CPI has approved in writing any cost or other impact of such change.

          3.3.4. Impact on Open Purchase Orders. Unless CPI specifies otherwise in its written approval of changes pursuant to this Section 3.3, such changes will be effective for all open Purchase Orders that have not been shipped as of the date of CPI's approval.

     3.4. Pricing.

          3.4.1. CPI's purchase prices for Products are set forth in Exhibit B and include discounts for quantities purchased under each Purchase Order. During the Term, the prices set forth in Exhibit B shall be subject to revision only:
(i) upon at least 180 days prior written notice by either Party to the other requesting a renegotiation of the Standard Manufacturing Cost and/or the Distributor Net Price for a specific Product; and (ii) upon the mutual written agreement of the Parties to revised pricing determined as required by Section
3.5 below. Notwithstanding the foregoing, the Parties anticipate that: (a) there shall be no revision to any prices from the Effective Date through December 31, 2003; and (b) there shall not more than one revision per Product per calendar year beginning January 1, 2004.

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          3.4.2. In the event that the pricing determined as required by Section
3.5 results in a decreased purchase price for any Product, CPI will be given credit for the difference in the cost for all such Products in CPI's inventory or in transit to CPI on the effective date of the price decrease. Upon CPI's request, AATK shall within five (5) business days either apply such credit to open invoices on CPI's account or pay CPI the amount equal to such credit.

     3.5. Profit Sharing.

** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          3.6. Most Favored Nations Pricing. CPI shall be treated as a "Most Favored Customer" of AATK. In this regard, no price charged by AATK for the Products shall be any less favorable than the most favorable pricing, terms and conditions that AATK offers to any of its customers for substantially similar quantities, delivery terms, scope of services and work, and other conditions.

     3.7. Scheduling.

          3.7.1. AATK shall be obligated to deliver the scheduled quantity of Products upon receipt of CPI's Purchase Orders, and will be deemed to have warranted that it has the manufacturing capacity to supply the Products in accordance with the scheduled delivery, provided such scheduled delivery date is not less than ten (10) business days after receipt of order by AATK. AATK agrees to maintain at AATK sole expense such inventory as necessary to meet the aforementioned obligation.

          3.7.2. CPI may reschedule delivery under a Purchase Order from its originally scheduled ship date without rescheduling charges or any other charges provided that it so informs AATK at least two (2) business days before the scheduled shipment date stated in the applicable Purchase Order.

          3.7.3. Notwithstanding the scheduling obligations herein, AATK agrees to make all commercially reasonable efforts to deliver expedited orders for Products as may be requested by CPI from time to time.

     3.8. Packing and Cartage. All Products ordered by CPI shall be packed for shipment and distribution in accordance with the specifications set forth in Exhibit C. No charge will be allowed for packing, boxing, or cartage, unless agreed upon at the time of purchase and set forth in the Purchase Order. Damage to any Products due to packing or cartage will be charged to AATK. CPI's order number, part number and quantity shipped shall be marked or tagged on each package and bill of lading.

     3.9. Shipment.

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          3.9.1. AATK shall ship the Products to CPI or drop ship the Products to CPI's customers, as set forth in the respective Purchase Orders. AATK shall, on the same day of the shipment date set forth in the Purchase Order, deliver Products into the possession of a common carrier designated by CPI. All Products shall be shipped FOB AATK's shipping point. Title to and risk of loss on all Products shipped by AATK to CPI shall only pass to CPI after delivery at AATK's shipping point to the common carrier designated by CPI.

          3.9.2. Upon learning of any potential delivery delays, AATK shall notify CPI as to the cause of such delays and the actions taken by AATK to resolve such delays. If AATK fails to make deliveries at the specified time and such failure is caused by AATK, AATK shall, at no additional cost to CPI, employ accelerated measures such as material expediting fees, premium transportation costs, or labor overtime required to meet the specified delivery schedule or minimize the lateness of deliveries.

     3.10. Payment. AATK's invoice will be paid on the later to occur of (a) thirty (30) calendar days after receipt of the applicable Products, or (b) fifteen (15) calendar days after final acceptance thereof pursuant to Section
4.2. The price for any Products includes the cost of AATK's usual packing of good quality so as to sustain (without damages) normal domestic air and/or motor freight transportation to point of delivery.

                                    ARTICLE 4

                             DELIVERY AND ACCEPTANCE

     4.1. Deliveries. Failure to deliver Products of the quality and quantity and by the scheduled shipment date stated in the applicable Purchase Order shall, at the option of CPI, relieve it of any obligation to accept and pay for such Products as well as any undelivered shipments if there be any; and upon failure to deliver as specified, CPI may manufacture the Products under such Purchase Order unless deferred shipment is agreed to by CPI in writing. Any failure by CPI to exercise its option with respect to any shipment of Products shall not be deemed to constitute a waiver with respect to subsequent shipments.

     4.2. Acceptance. CPI or CPI's customer, in the case of a drop shipment by AATK, shall have a reasonable time to inspect the Products. CPI shall notify AATK in writing of particular deficiencies, and short shipment including any defects in the Products or of any failure of the Products to comply with their respective Specifications, during the inspection period which period shall be thirty (30) calendar days immediately following shipment of the Product from AATK. Failure to give notice of or particularize the defects or non-compliance within the thirty (30) calendar day inspection period shall constitute CPI's acceptance of such Products. Products that are found to contain defects or to fail to comply with their respective Specifications shall be returned to AATK for repair or replacement as set forth in Section 10.3 below.

                                    ARTICLE 5

                               SALES AND MARKETING

     5.1. Customer Orders.

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          5.1.1. New Orders. During the Term of this Agreement, beginning within one (1) business day of the Effective Date, all third party inquiries and orders for the Product shall be referred to CPI and all Product orders will be processed exclusively by CPI.

          5.1.2. Backorders. Within three (3) business days of the Effective Date, AATK shall deliver to CPI all information in its possession regarding any and all unshipped third party orders for the Product arising prior to the Effective Date, and shall cooperate with CPI in assigning all such orders to CPI for processing. CPI may, in its sole discretion, refuse to accept any such backorders in which case AATK shall remain responsible for the processing of such orders specifically rejected by CPI.

     5.2. Reasonable Efforts. During the Term, CPI shall devote all such efforts as it deems to be commercially reasonable to the promotion, marketing, and selling of the Products in the Territory. CPI shall list the Products in its next catalog available for insert and shall transmit Product information and promotional materials to its customers.

     5.3. Products Documentation. AATK agrees to furnish, at no charge, such Product documentation including but not limited to advertising copy, sales literature, logos, trademarks, and any succeeding changes thereto, as may be required by CPI for it's marketing effort. CPI may use, reproduce, reformat, modify and distribute such product documentation. CPI agrees to reproduce AATK's copyright notice contained in any documentation reproduced without change by CPI. For documentation that is reformatted or modified by CPI, CPI shall have the right to place only CPI's own copyright notice on the reformatted or modified documentation. CPI's copyright notice shall protect the underlying copyright rights of AATK to the documentation to the extent such underlying rights are owned by AATK. AATK will correct promptly, by providing replacement or updates, any defects in Product documentation, which AATK becomes aware of and/or about which CPI notifies AATK may result in a product service loss or could result in a safety hazard.

     5.4. Competing Activities. During the Term, AATK shall not promote, market, sell, distribute, use or otherwise handle for anyone other than CPI, any zone cabling enclosures, wireless enclosures, and other structured cabling apparatus, or any other good or product which, in CPI's sole opinion, is competitive to any products marketed or offered for sale by CPI, including without limitation the Products.

     5.5. Personnel and Facilities. AATK will provide to CPI market support staff and materials consisting of: (i) the full time services of AATK's Vice President of Marketing; and (ii) the services of any other AATK customer and sales representatives on a full or part-time basis as mutually agreed by the Parties. CPI will devote its own sales, marketing and service personnel and facilities in a reasonably similar manner to its own products.

     5.6. Business Practices. CPI and AATK shall: (a) conduct their respective business in a manner that reflects favorably at all times on the Products and the Parties goodwill and reputation, (b) avoid deceptive, misleading or unethical practices, (c) make no false or misleading representations with regard to the Products, and (d) not solicit orders from any customer that engages in illegal or deceptive trade practices or any other practices proscribed under this Agreement or under the laws, regulations or practices of the Territory. CPI shall

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conduct its business for its own account, in its own name, and not as an agent, employee, or partner of AATK or actually, impliedly or ostensibly hold itself out as such. Except as herein expressly provided, CPI shall determine in its own judgment how best to perform its obligations hereunder, and AATK has no right to control such matters

     5.7. Training. AATK shall provide training and promotional aids, as may be reasonably requested by CPI, for personnel designated by CPI in marketing and servicing Products. Such training shall be held at times and locations mutually agreed upon by the Parties.

     5.8. Web Display. AATK agrees to enter into such arrangements, including but not limited to a mutually approved Internet linking agreement, as are necessary for CPI to perform its obligations under the terms and conditions of this Agreement.

                                    ARTICLE 6

                                  MANUFACTURING

     6.1. Joint Manufacturing.

          6.1.1. The Parties agree that it is to the mutual benefit of CPI and AATK to cooperate in the manufacturing of Products at either CPI or AATK facilities. The Parties hereby agree that during the Term, AATK shall manufacture the Products unless and until: (i) AATK defers such right to CPI, for any reason; or (ii) AATK's aggregate annualized sales rate to CPI has exceeded $10,000,000 or such other dollar or unit volume level as may be otherwise mutually agreed by the parties. Before CPI manufactures Products pursuant to clauses (i) or (ii) in the preceding sentence, the Parties shall enter into a further written agreement memorializing the terms under which CPI shall be entitled to manufacture the Products.

          6.1.2. The Parties understand and agree that the time is of the essence in responding to market demand for the Products and the Forecast and notice requirements of Section 3.2 are intended to assist the Parties in resolving potential delivery issues.

          6.1.3. Subcontractors. AATK shall manufacture and sell to CPI the Products ordered by CPI or its Affiliates under Purchase Orders accepted by AATK. The dollar content provided by independent contractors used by AATK to manufacture the Products shall not exceed 50% without CPI's approval. AATK shall manufacture and assemble the Products in accordance with the Specifications set forth in the Purchase Order.

     6.2. Insignia.

          6.2.1. The Parties do hereby agree that certain Insignia of each of them will be affixed to the Product and related sales brochures, marketing materials, and packaging as will be mutually agreed upon in writing by the Parties. All uses of the Parties Insignia shall only be pursuant to this Section 6.2, the uses as attached and incorporated to this Agreement per Exhibit E, and any further written agreement of the Parties with respect to each specific use.

          6.2.2. Effective only upon the written agreement of the Parties with respect to the specific use and all particulars regarding such use with the Products, CPI grants to AATK

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during the Term a non-exclusive, non-transferable, non-assignable, indivisible, revocable and terminable license, without the right to sublicense, to use the CPI Insignia as set forth in the applicable written agreement between the Parties, but only to the extent necessary to label and brand the Product and packaging as mutually agreed upon by the Parties in such written agreement, and for no other purposes. Such CPI Insignia will not be affixed, used, or otherwise displayed on the Product or in connection therewith without the prior written approval of CPI.

          6.2.3. Effective only upon the written agreement of the Parties with respect to the specific use and all particulars regarding such use with the Products, AATK grants to CPI during the Term a non-exclusive, non-transferable, non-assignable, indivisible, revocable and terminable license, without the right to sublicense, to use the AATK Insignia as set forth in the applicable written agreement between the Parties, but only to the extent necessary to label and brand the Product and related sales brochures, marketing materials, and packaging as mutually agreed upon by the Parties in such written agreement, and for no other purposes. Such AATK Insignia will not be affixed, used, or otherwise displayed on the Product or in connection therewith without the prior written approval of AATK.

          6.2.4. Notwithstanding any of the provisions of this Agreement, the Parties shall not at any time do anything or act in any way that would or might adversely affect the value or validity of any trademarks or other intellectual property belonging to the respective Party. Each Party shall immediately notify the other in writing upon becoming aware of any intellectual property infringement or imitation of any intellectual property of CPI and AATK or of any facts that either Party believes might constitute infringement or imitation. All uses of a Party's Insignia shall inure exclusively to such Party's sole benefit.

                                    ARTICLE 7

                               PRODUCT DEVELOPMENT

     7.1. Product Updates. AATK shall keep CPI informed on a timely basis of changes and innovations in performance, serviceability, uses and applications of the Products. CPI may, at its discretion, make such new product available for its distributors and customers.

     7.2. New Products. If AATK and CPI agree to develop new products to be covered under this Agreement, the Parties shall agree on specific statements of work, including work schedules, specifications, acceptance procedures, deliverables, testing procedures, documentation and other mutually agreeable terms and conditions, all of which shall be set forth in a writing signed by the Parties ("Statement of Work"). If CPI accepts the developed product (including the prototypes and pre-production units), in its sole discretion, developed under the applicable Statement of Work, such developed products will be deemed a Product under this Agreement, shall be incorporated herein by operation of this Section, and all provisions hereunder shall apply to such Product.

                                    ARTICLE 8

                               GENERAL OBLIGATIONS

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     8.1. Third Party Agreements. AATK agrees to terminate, rescind, assign, amend or otherwise modify any agreements between AATK and any other party that may in the sole opinion of CPI, conflict with the terms and conditions of this Agreement. Notwithstanding such termination, rescission, assignment, amendment, or other modification to such agreements whether in writing, verbal or otherwise implied, CPI shall be entitled to receive and AATK shall pay CPI that amount equal to CPI's profit share in accordance with the intent of Section 3.5 for any continued sales under such agreements.

          8.1.1. Distributor Termination. AATK shall within five (5) business days of the Effective Date of this Agreement, terminate in writing all its distribution agreements in the Territory including without limitation to those with Accu-Tech, Anixter, CED/American Electric, Communications Supply Corp, Graybar, Harris Electric Supply, Rexel, and WESCO.

          8.1.2. Supply Contract Assignment. AATK hereby assigns to CPI all OEM and other supply contracts related to the Products including but not necessarily limited to those with Tyco International, Corning, Panduit, Hubbell, and Holocom. AATK shall within ten (10) business days of the Effective Date cause the applicable other parties to such agreements to consent to such assignment in writing using CPI's form of assignment and consent.

          8.1.3. Sales Agents. All obligations under agreements between AATK and Scott Simpson, Ned Sigmon, and John Lichtenberg shall remain with AATK. To the extent that the services of these Sales Agents mutually benefit AATK and CPI under the provisions of this Agreement, the Parties in good faith hereby agree to enter into negotiations as to the potential sharing of commission payments.

          8.1.4. Special Pricing. CPI shall be under no obligation to honor any special pricing that may have been granted to any customer and remains undisclosed in writing by AATK to CPI prior to the Effective Date of this Agreement.

     8.2. Compliance with Laws. The Parties shall conform to the requirements of all applicable federal and state laws and regulations including, but not limited to, the Fair Labor Standards Act of 1938 and all applicable Department of Labor regulations, local and municipal ordinances and the regulations of any agency or public authority having jurisdiction over the manufacture and delivery of Products. All Products shall comply, to the extent applicable, with the Occupational Safety and Health Act of 1970, the California Occupational Safety and Health Act of 1973 and all similar or related federal, state or local acts, regulations or codes.

     8.3. Hazardous Material Requirement. AATK shall provide a current Material Safety Data Sheet ("MSDS") for all hazardous materials shipped to CPI or CPI's customers under this Agreement and any Purchase Orders. The MSDS shall be in such form as required by the OSHA Hazard Communication Standard.

     8.4. Quality. AATK covenants that it shall manufacture and assemble all Products from entirely new Components and materials, perform all manufacturing, testing, and other quality assurance procedures according to the ISO 9001 or similar standards as may be required and audited by CPI from time to time in accordance with CPI's Supplier Evaluation Report set forth in Exhibit D, and that the number of Products shipped that are Dead On Arrival during a rolling six (6) month period does not exceed one percent (1%) of the total number of Products shipped during the same period.

     8.5. NAFTA Certificates and Export Regulations Requirements.

          8.5.1. Products may be further shipped to Canada or Mexico. During the Term, AATK shall supply CPI with NAFTA Certifications and country of origin information for all Products, and shall promptly notify CPI of any changes in such information. AATK shall ensure that all NAFTA Certifications and country of origin information for all Products shall be accurate and complete in all respects. Such information shall be supplied in such form and in the manner as CPI may reasonably require.

          8.5.2. Products may be resold or incorporated into CPI's products to be shipped to a destination outside of the United States. The Commerce Control List of the United States Bureau of Industry and Security designates export control classification numbers ("ECCNs") for certain products, technology and software that may be exported from the United States. AATK shall furnish CPI with the applicable ECCNs for all Products and technical data supplied under this Agreement. AATK shall ensure that all ECCNs furnished to CPI shall be accurate and complete in all respects. AATK shall cooperate with CPI and shall furnish such further information and documentation relating to AATK's Products and technical data as CPI may reasonably require, which information and documentation shall be in such form and delivered in such manner as CPI may reasonably require.

     8.6. Right to Inspect. Upon permission of AATK, which shall not be unreasonably withheld, CPI may inspect and/or copy and shall have access to during the Term and for one (1) year after the expiration or termination of this Agreement, all of AATK and its subcontractors premises, books, records, receipts, vouchers, correspondence, instructions and the like pertaining to Purchase Orders hereunder, for the purpose of and as are reasonably necessary to verify that the Products supplied by AATK are in compliance with the requirements of this Agreement and for any other reasonable purpose.

     8.7. Continuing Availability.

          8.7.1. AATK agrees to offer for sale to CPI, during the Term and for at least one year after the expiration or termination of this Agreement, Products conforming to the Specifications. AATK further agrees to offer for sale to CPI, during the Term and for at least twenty (20) years after the expiration or termination of this Agreement for any cause, maintenance, replacement, and repair parts that are functionally equivalent and identical in form and fit for the Products. The price for maintenance, replacement, and repair parts shall be at prices mutually agreed to by the Parties. All maintenance, replacement, and repair parts shall be warranted as set forth in Section 10.1.

          8.7.2. In the event AATK fails to supply maintenance, replacement, and repair parts as required in Section 8.7.1 and AATK is unable to obtain another source of supply acceptable to CPI, then AATK shall enter into a specific agreement to, with reasonable compensation to AATK, provide CPI with all technical and other information and all rights required or necessary to enable CPI or its designee to manufacture, have manufactured or to obtain such maintenance, replacement, and repair parts from other sources.

                                    ARTICLE 9

                              INTELLECTUAL PROPERTY

     9.1. Ownership of Materials.

          9.1.1. All Confidential Information disclosed by one Party to the other during the term of this Agreement is and shall remain the disclosing Party's sole property. All Confidential Information disclosed by either party to the other must be in writing and clearly marked by the disclosing party as "CONFIDENTIAL" or "PROPRIETARY". Confidential Information not marked as such, disclosed orally or by demonstration, shall be so identified to the receiving party by the disclosing party in writing within thirty (30) business days after the disclosure.

          9.1.2. All information relating to methods, equipment and processes of manufacturing the Products during the Term, if developed solely by CPI or AATK and not incorporating, using or otherwise deriving from the other Party's Confidential Information, belongs to the developing Party, and the developing party shall retain all Intellectual Property Rights thereto. All information related to methods, equipment and processes of manufacturing the Products incorporating, using or otherwise deriving from a Party's Confidential Information shall be solely owned by such disclosing Party, regardless of who made the invention, and in consideration for the favorable provisions hereunder, and other valuable consideration, each of CPI and AATK shall assign and hereby do assign and convey to the other all worldwide right, title and interest in any methods, equipment and processes of manufacturing the Products, to all enhancements, improvements and derivatives thereof, and to all Intellectual Property Rights therein, without requirement to compensate the other Party for such right, title and interest.

     9.2. Confidentiality. Each Party: (i) shall keep the other Party's Confidential Information confidential and shall not directly or indirectly, use, divulge, publish or otherwise disclose or allow to be disclosed any aspect of such other Party's Confidential Information, except with the other Party's prior written consent and as specifically permitted by this Agreement; and (ii) shall refrain from any action or conduct which might reasonably or foreseeably be expected to compromise the confidentiality or proprietary nature of Confidential Information. Upon request, each of the Parties shall immediately return to the other the originals and all copies of any Confidential Information of the other Party. The obligations and restrictions set forth in this Section 9.2 shall not apply to any Confidential Information that falls within any of the following exceptions, provided the receiving Party produces credible written evidence to establish that such information:

          9.2.1. is or becomes part of the public domain without breach of this Agreement by a receiving Party;

          9.2.2. is independently developed by or for a receiving Party completely apart from the disclosures hereunder;

          9.2.3. is received from a third party who lawfully acquires such information without restriction, and without breach of this Agreement by a receiving Party;

          9.2.4. was in a receiving Party's possession prior to the disclosure by the other Party; and/or

          9.2.5. is released pursuant to a binding court order or government regulation, provided that the receiving Party delivers a copy of such order or action to the other Party and cooperates with the other Party if it elects to contest such disclosure.

          If a receiving Party wishes to rely on the exceptions contained in subparagraphs 9.2.2, 9.2.3 or 9.2.4 above, then such receiving Party must demonstrate to the other Party's satisfaction the facts underlying why the exception applies within thirty (30) days of the occurrence of the facts establishing such exception.

                                   ARTICLE 10

                                   WARRANTIES

     10.1. Product Warranties. AATK warrants that for the period of twenty (20) years following acceptance by CPI (the "Warranty Period") the Products supplied by AATK hereunder (i) shall be merchantable, fit and sufficient for the purpose intended, (ii) shall be free from defects in workmanship and materials, and
(iii) shall strictly conform to applicable Specifications, drawings and approved samples, if any, and will be free from design defects. These warranties are in addition to those implied or available at law under the Code. All warranties shall run, during the Warranty Period, to CPI, its customers and subsequent owners of the Products. In the event of a breach under this Section 10.1 during the Warranty Period or in case any Products are received Dead On Arrival, CPI may, at its sole option, (a) repair or replace the Products, at AATK's cost, (b) require that the Products be repaired or replaced by AATK, at AATK's cost, and AATK shall repair or replace such Products, (c) CPI may return all or part of the Products to AATK for a full refund for the Products returned, and AATK shall immediately pay CPI a full refund for such returned Products, or (d) CPI may retain the Products. If CPI retains the Products, the price of the applicable Purchase Order shall be reduced and if the Purchase Order price has been paid, a refund will be made to CPI by the value of diminished utility of the Products as mutually agreed to between AATK and CPI. AATK shall maintain a sufficient inventory of Components to fulfill its warranty obligations hereunder, as well as for other foreseeable purposes.

     10.2. Infringement Warranty. AATK warrants that; (a) none of the Products or any of their elements, nor the use thereof violate or will violate or infringe upon the Intellectual Property Rights of any third party; and (b) there is neither pending nor threatened any claim, litigation or proceeding in any way contesting AATK's rights to any of the Products or attacking the validity or enforcement of any Intellectual Property Rights related thereto.

     10.3. Return Procedure. Prior to any Product being returned for repair or replacement, CPI will contact AATK and AATK shall issue a Return Material Authorization ("RMA") number for the applicable Product(s). The Product must be clearly marked with a valid RMA number and forwarded to the AATK designated repair facility, F.O.B. destination, freight collect. AATK will repair or replace such Product, as selected by CPI, within ten (10) business days and return the Product, FOB destination, using a shipping method selected by CPI, prepaid. AATK shall pay all shipping charges for AATK to return the Product to CPI's facility in the United States or any other location designated by CPI. AATK bears all risk of loss of the Products being returned under an RMA from the time such Products are initially shipped from CPI until the time that they are received by CPI following repairs or replacement. Notwithstanding such return procedures AATK shall not accept any returns from CPI customers without specific written prior authorization from CPI.

                                   ARTICLE 11

                                 INDEMNIFICATION

     11.1. AATK's INDEMNIFICATION OBLIGATION.

          11.1.1. AATK shall indemnify, defend and hold harmless CPI, and its Affiliates, and their respective officers, directors, shareholders, employees, agents and representatives (collectively "CPI Indemnitees") against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorneys' fees and costs, whether or not a lawsuit or other proceeding is filed, that arise out of or relate to (i) any dispute or claim that the Products, or any part thereof, infringe or violate any third party's Intellectual Property Rights, (ii) injury to or death of persons or damage to property that may have been caused, or that may be alleged to have been caused, directly or indirectly, by AATK, AATK's Products, AATK's employees or agents, or AATK's subcontractors, their employees or agents, (iii) any defect in the Products, their manufacture or assembly, or other failure of the Products to comply with their respective Specifications, (iv) Components used in the Product which if so required, are not approved by CPI, (v) any negligent act or omission of AATK, its agents, or subcontractors, (vi) a breach of any warranty provided by AATK under this Agreement, (vii) inaccurate, erroneous or incomplete NAFTA certifications, country of origin information, or export control classification numbers supplied to CPI for Products furnished by AATK, (viii) any dispute or action arising out of or relating to distribution agreements, supply contracts, sales agency, special pricing, or other contractual obligations in writing, verbal, implied or otherwise that AATK may have with any other party that may conflict with or otherwise diminish the value CPI receives under the terms and conditions of this Agreement; or (ix) AATK's failure to fully conform to all laws, ordinances, rules and regulations which affect the Products, their use, or any part thereof. In the event AATK fails to promptly indemnify and defend such claims and/or pay CPI's expenses, as provided above, CPI shall have the right to defend itself and shall have the right to withhold any further payments due to AATK under this Agreement, and in that case, AATK shall reimburse CPI Indemnitees for all of their reasonable attorneys' fees, costs and damages incurred in settling or defending such claims within thirty (30) days of each of CPI's written requests, provided that any settlement shall only be with AATK's prior written approval.

          11.1.2. Should the Products or any part thereof, become or be likely to become the subject of any infringement claim for which AATK is obligated to indemnify CPI pursuant this Section 11.1, then in addition to its indemnity obligations herein, AATK shall also, without additional cost to CPI, (a) procure for CPI the right to continue using the Products without liability of any kind;
(b) modify the Products so they are not infringing without loss of functionality or increased costs of use, operation or maintenance; and/or (c) replace the infringing portions of the Products with non-infringing substitutes without loss of functionality or increased costs of use, operation or maintenance. In addition, upon the commencement of any litigation or other proceeding regarding such infringement or violation of Intellectual Property Rights, CPI shall be entitled to withhold all further payments due to AATK under this Agreement and such payments will only resume when CPI's use is restored to the level enjoyed by CPI prior to the injunction or restriction and following full recoupment from amounts of any CPI Indemnitees' costs and damages under this Section.

     11.2. CPI's INDEMNIFICATION OBLIGATION. CPI shall indemnify, defend and hold harmless AATK, and its Affiliates, and their respective officers, directors, shareholders, employees, agents and representatives (collectively "AATK Indemnitees") against all damages, claims, liabilities, losses and other expenses, including without limitation reasonable attorneys' fees and costs, whether or not a lawsuit or other proceeding is filed, that arise out of or relate to any negligent act or omission of CPI, its agents, or Affiliates. In the event CPI fails to promptly indemnify and defend such claims and/or pay AATK's expenses, as provided above, AATK shall have the right to defend itself, and in that case, CPI shall reimburse AATK Indemnitees for all of their reasonable attorneys' fees, costs and damages incurred in settling or defending such claims within thirty (30) days of each of AATK's written requests, provided that any settlement shall only be with CPI's prior written approval.

     11.3. Insurance.

          11.3.1. AATK shall maintain in full force and effect policies of: (i) worker's compensation or employers' liability insurance within statutory limits;
(ii) general liability insurance (with broad form general liability endorsement) with limits of not less than one million dollars ($1,000,000) per occurrence and a five million dollars ($5,000,000) annual aggregate; and (iii) products liability insurance, with reputable and financially secure insurance carriers in an amount which is customarily carried by companies supplying cabinet and rack systems with the same volume as AATK. Such coverage(s) will be purchased from an AM Best A rated (or equivalent) carrier or carriers deemed reasonably acceptable to CPI and will name CPI as an additional insured. Upon request by CPI, AATK will provide to CPI copies of said policies of insurance. If AATK obtains an occurrence-based policy, AATK will maintain "tail coverage" naming CPI as an additional insured for a period of not less than eight (8) years following the termination of this Agreement.

          11.3.2. CPI shall maintain in full force and effect policies of: (i) worker's compensation or employers' liability insurance within statutory limits; and (ii) general liability insurance (with broad form general liability endorsement) with limits of not less than one million dollars ($1,000,000) per occurrence and a five million dollars ($5,000,000) annual aggregate. Such coverage(s) will be purchased from an AM Best A rated (or equivalent) carrier or carriers deemed reasonably acceptable to AATK and will name AATK as an additional insured. Upon request by AATK, CPI will provide to AATK copies of said policies of insurance. If CPI obtains an occurrence-based policy, CPI will maintain "tail coverage" naming AATK as an additional insured for a period of not less than eight (8) years following the termination of this Agreement.

     11.4. Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EXCEPT FOR (I) INDEMNIFICATION OBLIGATIONS PURSUANT TO SECTIONS 11.1 AND
11.2 ABOVE, OR (II) CPI'S RIGHT TO BE PAID COSTS AND DAMAGES PURSUANT TO ITS "COVER" OF PURCHASE ORDERS AS SET FORTH HEREIN AND IN THE CODE, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, WHETHER FORESEEABLE OR NOT, THAT ARE IN ANY WAY RELATED TO THIS AGREEMENT. AATK AND CPI FURTHER AGREE THAT EACH AND EVERY PROVISION OF THIS AGREEMENT THAT PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES IS EXPRESSLY INTENDED TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION SINCE THOSE PROVISIONS REPRESENT SEPARATE ELEMENTS OF RISK ALLOCATION BETWEEN THE PARTIES AND SHALL BE SEPARATELY ENFORCED.

                                   ARTICLE 12

                              TERM AND TERMINATION

     12.1. Term. This Agreement shall commence on the Effective Date and shall continue for a period of five (5) years, unless earlier terminated under Section
12.2 (the "Term").

          12.1.1. Extended Term. The Term may be extended for up to five (5) consecutive one (1) year periods(s) subject to: (i) at least sixty (60) days prior to the expiration of the Term either Party provides written notice to the other requesting the Term be extended; and (b) written mutual agreement of the Parties to extend.

     12.2. Termination Procedures. This Agreement will terminate in the event of any of the following:

          12.2.1. On the sixtieth (60th) day after either Party gives written notice to the other of a material breach by the other of any term or condition of this Agreement, unless the breach is cured before the 60th day.

          12.2.2. Mutual written agreement of the Parties to terminate.

          12.2.3. Written notice of termination by either Party after a receiver has been appointed in respect of the whole or a substantial part of the other's assets or a petition in bankruptcy or for liquidation is filed by or against the other and such petition is not dismissed within thirty (30) days.

     12.3. Effect of Termination. In the event of termination:

          12.3.1. Each Party shall perform any outstanding and unperformed obligation incurred as a result of this Agreement.

          12.3.2. Termination hereunder shall be without prejudice to any other right or remedy to which either Party may be entitled hereunder at law or in equity.

                                   ARTICLE 13

                                  GENERAL TERMS

     13.1. Relationship of Parties. The relationship between AATK and CPI is only that of independent contractors notwithstanding any activities set forth in this Agreement. No Party is the agent or legal representative of any other Party, and no Party has the right or authority to bind any other Party in any way. This Agreement creates no relationship as partners or a joint venture, and creates no pooling arrangement.

     13.2. Governing Law and Venue. This Agreement shall be interpreted and enforced under the laws of the State of California, without application of its conflicts or choice of law rules. All Parties irrevocably submit to the jurisdiction of the state and federal courts located in Los Angeles County, California for any action or proceeding regarding this Agreement, and the Parties waive any right to object to the jurisdiction or venue of the courts in Los Angeles County, California.

     13.3. Assignment. CPI acknowledges that the favorable terms of this Agreement were granted to AATK only because of AATK's experience, and that the substitution of any party by AATK would destroy the intent of the Parties. Accordingly, AATK shall have no right to assign, delegate, transfer or otherwise encumber this Agreement or any portion thereof without CPI's prior written consent.

     13.4. Counterparts. This Agreement may be executed in several counterparts that together shall be originals and constitute one and the same instrument. A facsimile copy of a signature of a party to this Agreement or any such counterpart shall be fully effective as if an original signature.

     13.5. Waiver. The failure of any Party to enforce any of its rights hereunder or at law shall not be deemed a waiver or a continuing waiver of any of its rights or remedies against another Party, unless such waiver is in writing and signed by the Party to be charged.

     13.6. Severability. If any provision of this Agreement, or part thereof, is declared by a court of competent jurisdiction to be invalid, void or unenforceable, each and every other provision, or part thereof, shall nevertheless continue in full force and effect.

     13.7. Attorney's Fees. In the event a dispute arises regarding this Agreement, the prevailing Party shall be entitled to its reasonable attorney's fees and expenses incurred in addition to any other relief to which it is entitled.

     13.8. Notice. All notices, requests or other communications under this Agreement shall be in writing, and shall be sent to the designated representatives of the Parties at the addresses set forth on Page 1 of this Agreement, and shall be deemed to have been duly given on the date of service if sent by facsimile (provided a hard copy is sent in one of the manners specified herein), or on the day following service if sent by overnight air courier service with next day delivery with written confirmation of delivery, or five
(5) days after mailing if sent by first class, registered or certified mail, return receipt requested. Each Party is required to notify the other Parties in the above manner of any change of address.

     13.9. Further Assurances. The Parties agree to execute such additional documents and perform such acts as are reasonably necessary to effectuate the intent of this Agreement.

     13.10. Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements regarding the subject matter hereof, whether oral or written. This Agreement shall be modified or amended only by a writing signed by both CPI and AATK.

     13.11. Authority. The parties executing this Agreement on behalf of CPI and AATK represent and warrant that they have the authority from their respective governing bodies to enter into this Agreement and to bind their respective companies to all the terms and conditions of this Agreement.

     13.12. Captions. The captions of the Articles and Sections in this Agreement are for convenience only and shall not be used to interpret the provisions of this Agreement.

     13.13. Survival. Sections 2.3, 3.4.2, 3.6 4.2, 8.6, 8.7, 9.1, 9.2, 10.1,
10.2, 10.3, 11.1, 11.2, 11.3, 11.4, 12.3, 13.1 through 13.13, and all Sections under Article 1 shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Agreement on the dates set forth below to be effective as of the date first set forth above.

Chatsworth Products, Inc., a Delaware     American Access Technologies, Inc.,
corporation.                              a Florida  corporation.


By:                                       By:
   ------------------------------------      -----------------------------------
      Joseph Cabral                             John E. Presley
      President and CEO                         President & CEO

[GRAPHIC]                                                              [GRAPHIC]

                                    EXHIBIT A

                                    PRODUCTS

-------------------------------------------------------------------------------------------------------------
A1024-HR       Active Ceiling Enclosure for Hubs, Switches and Patch Panels
-------------------------------------------------------------------------------------------------------------
A1024-LP       Passive Ceiling Enclosure for Wiring Blocks
-------------------------------------------------------------------------------------------------------------
A1024-PP       Passive Ceiling Enclosure for Patch Panels
-------------------------------------------------------------------------------------------------------------
A1222-HR       Active Ceiling Enclosure for Hubs, Switches and Patch Panels
-------------------------------------------------------------------------------------------------------------
A1222-LP       Passive Ceiling Enclosure for Wiring Blocks
-------------------------------------------------------------------------------------------------------------
A1222-PP       Passive Ceiling Enclosure for Patch Panels
-------------------------------------------------------------------------------------------------------------
BCE-6-P        Basic Consolidation Point with no brackets
-------------------------------------------------------------------------------------------------------------
BCE-24-N       Basic Consolidation Point with cover Non Plenum for 24pt Patch Pnl
-------------------------------------------------------------------------------------------------------------
BCE-24-P       Basic Consolidation Point with cover Plenum for 24pt Patch Pnl
-------------------------------------------------------------------------------------------------------------
BCE-48-N       Basic Consolidation Point with cover Non Plenum for 48pt Patch Pnl
-------------------------------------------------------------------------------------------------------------
BCE-48-P       Basic Consolidation Point with cover Plenum for 48pt Patch Pnl
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
A0222-RF       Passive Raised Floor Enclosure for Patch Panels for 2" Raised Floor
-------------------------------------------------------------------------------------------------------------
A0422-RF       Passive Raised Floor Enclosure for Patch Panels for 3" Raised Floor
-------------------------------------------------------------------------------------------------------------
A0622-RF       Passive Raised Floor Enclosure for Patch Panels for 6" Raised Floor
-------------------------------------------------------------------------------------------------------------
A0802-RF-DI    Passive Raised Floor Enclosure for Patch Panels with lid
-------------------------------------------------------------------------------------------------------------
A0822-RF       Passive Raised Floor Enclosure for Patch Panels for 8" Raised Floor
-------------------------------------------------------------------------------------------------------------
A1411-RF-HR    Active Raised Floor Enclosure for Hubs, Switches and Patch Panels
-------------------------------------------------------------------------------------------------------------
A1422-RF       Passive Raised Floor Enclosure for Patch Panels for 12" Raised Floor
-------------------------------------------------------------------------------------------------------------
A1422-RF-X     Passive Raised Floor Enclosure for Patch Panels for 12" Raised Floor - Split Rails
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
AAT-ACE-DOME   Universal Ceiling Enclosure for Wireless Access Points
-------------------------------------------------------------------------------------------------------------
AAT-CAP        Universal Ceiling Enclosure for Cisco Wireless Access Points - Box Only
-------------------------------------------------------------------------------------------------------------
AAT-CAP-00     Interchangeable Door Faceplate Kit for Wireless Access Points - Blank
-------------------------------------------------------------------------------------------------------------
AAT-CAP-35     Interchangeable Door Faceplate Kit for Cisco 350 Series Wireless Access Points
-------------------------------------------------------------------------------------------------------------
AAT-CAP-11     Interchangeable Door Faceplate Kit Cisco 1100 Series Wireless Access Points
-------------------------------------------------------------------------------------------------------------
AAT-CAP-12     Interchangeable Door Faceplate Kit Cisco 1200 Series Wireless Access Points
-------------------------------------------------------------------------------------------------------------
WA064-CAP      Ceiling Enclosure for most Wireless Access Points - Aluminum
-------------------------------------------------------------------------------------------------------------
WA064-WAP      Wall Mount Enclosure for most Wireless Access Points - Steel
-------------------------------------------------------------------------------------------------------------
WA064-WAP      Wall Mount Enclosure for most Wireless Access Points - Steel
-------------------------------------------------------------------------------------------------------------
AAT-ACE        Universal Ceiling Enclosure for Wireless Access Points
-------------------------------------------------------------------------------------------------------------
AAT-MACE       Ceiling Enclosure for most Wireless Access Points - Aluminum - Vented
-------------------------------------------------------------------------------------------------------------
AAT-MWME-P     Mini Wall Mounted Plenunum Enclosure - Solid Fiberglass
-------------------------------------------------------------------------------------------------------------
AAT-WME-P      Standard Wall Mounted Plenunum Enclosure - Solid Fiberglass - Nema 4
-------------------------------------------------------------------------------------------------------------
AAT-WMESG-P    Standard Wall Mounted Plenunum Enclosure - Fiberglass - Smoked Plexiglass door
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
AAT-AWM-H      Wall Mount Enclosure - Horizontal 3U Active, 6U Passive 6pt fiber, 100pr 110blck
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
HME-38X24      Rack Assembly for Ethospace Furniture 4U
-------------------------------------------------------------------------------------------------------------
HME-38X30      Rack Assembly for Ethospace Furniture 4U
-------------------------------------------------------------------------------------------------------------
HME-38X36      Rack Assembly for Ethospace Furniture 4U
-------------------------------------------------------------------------------------------------------------

HME-38X42      Rack Assembly for Ethospace Furniture 4U
-------------------------------------------------------------------------------------------------------------
HME-38X48      Rack Assembly for Ethospace Furniture 8U
-------------------------------------------------------------------------------------------------------------
HME-54X24      Rack Assembly for Ethospace Furniture 6U
-------------------------------------------------------------------------------------------------------------
HME-54X30      Rack Assembly for Ethospace Furniture 6U
-------------------------------------------------------------------------------------------------------------
HME-54X36      Rack Assembly for Ethospace Furniture 6U
-------------------------------------------------------------------------------------------------------------
HME-54X42      Rack Assembly for Ethospace Furniture 12U
-------------------------------------------------------------------------------------------------------------
HME-54X48      Rack Assembly for Ethospace Furniture 12U
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
AATKLPS-19     Single-sided Low Profile Brushed Aluminum Shelf
-------------------------------------------------------------------------------------------------------------
AATK19         Single-sided Brushed Aluminum Shelf
-------------------------------------------------------------------------------------------------------------
AATKLPS-20     Single-sided Low Profile Vented Brushed Aluminum Shelf
-------------------------------------------------------------------------------------------------------------
AATK20         Singel-sided Vented Brushed Aluminum Shelf
-------------------------------------------------------------------------------------------------------------
AATKLP-19      Center-Mount Double-sided Low Profile Brushed Aluminum Shelf
-------------------------------------------------------------------------------------------------------------
AATKLP-20      Center-Mount Double-sided Low Profile Vented Brushed Aluminum Shelf
-------------------------------------------------------------------------------------------------------------
AATKM19        Single-sided Brushed Aluminum Shelf with Mouse Tray
-------------------------------------------------------------------------------------------------------------
AATKMKS-B      Monitor / Keyboard Combo Shelf with Mouse Tray, Steel Black Powder Coated
-------------------------------------------------------------------------------------------------------------
AATKS19        Center-Mount Double-sided Brushed Aluminum
-------------------------------------------------------------------------------------------------------------
AATKS-20-1     Center-Mount Double-sided Vented Brushed Aluminum
-------------------------------------------------------------------------------------------------------------
AATKSM19       Center-Mount Double-sided Brushed Aluminum Shelf with Mouse Tray
-------------------------------------------------------------------------------------------------------------
AATK-KB-B      Center-Mount Sliding Keyboard Tray in Steel Black Powder Coat
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
               All Brushed Aluminum Shelves are Available in Black Powder Coat; add suffix "B" to part number
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
CHROME LOCK
KIT            Lock Kit - One lock
-------------------------------------------------------------------------------------------------------------
SPARE KEYS     Spare Key
-------------------------------------------------------------------------------------------------------------
FP-B33-06      Foam kit for Raised-Floor Enclosure equipped with Rotating Brackets - 1 per enclosure
-------------------------------------------------------------------------------------------------------------
FP-B33-11      Foam kit for Raised-Floor Enclosure equipped with Fixed Brackets  -  1 per enclosure
-------------------------------------------------------------------------------------------------------------
FP-B33-25      Foam kit for Ceiling Enclosure  -  order 2 per enclosure
-------------------------------------------------------------------------------------------------------------
RF-BRACKET     Raised Floor Mounting Brackets ( set of 4 )
-------------------------------------------------------------------------------------------------------------
RF-SEC-LID     Raised Floor Lids ( only for non-flanged enclosures )

-------------------------------------------------------------------------------------------------------------
               **   Certain information on this page has been omitted and filed separately with the Securities and xchange Commission.
                    Confidential treatment has been requested with respect to
                    the omitted portions.
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

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                                  Page 23 of 26

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[GRAPHIC]                                                              [GRAPHIC]

                                    EXHIBIT B

                                     PRICING

** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C

                                   [GRAPHIC]
                               Product Packaging
                                  Requirements

                                  Page 24 of 26

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[GRAPHIC]                                                              [GRAPHIC]

                                    EXHIBIT D

                                    [GRAPHIC]
                                  CPI Supplier
                                 Evaluation Form

                                  Page 25 of 26

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[GRAPHIC]                                                              [GRAPHIC]

                                    EXHIBIT E

                                (See Attachment)

                                  Page 26 of 26